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                                                                    EXHIBIT 4(m)

                      MARSH SUPERMARKETS, INC., as Issuer,

                               MARSH DRUGS, INC.,
                          MARSH VILLAGE PANTRIES, INC.
                               MUNDY REALTY, INC.,
                              MAR PROPERTIES, INC.,
                                 MARLEASE, INC.,
                           MARSH INTERNATIONAL, INC.,
                           MARSH CULTURAL GROUP, INC.,
                             LIMITED HOLDINGS, INC.,
                     CONVENIENCE STORE DISTRIBUTING COMPANY,
                                MARSH P.Q., INC.,
                            TEMPORARY SERVICES, INC.,
                      NORTH MARION DEVELOPMENT CORPORATION,
                            CONTRACT TRANSPORT, INC.,
                              PANTRY PROPERTY, LLC,
                                MS PROPERTY, LLC,
                                CF PROPERTY, LLC,
                                BF PROPERTY, LLC,
                                 McNAMARA, LLC,
                           CRYSTAL FOOD SERVICES, LLC,
                               LOBILL FOODS, LLC,
                            CONTRACT TRANSPORT, LLC,
                           MARSH SUPERMARKETS, LLC,
                              VILLAGE PANTRY, LLC,
                                MARSH DRUGS, LLC,
                            TRADEMARK HOLDINGS, INC.,
                           MARSH CLEARING HOUSE, LLC,
                  CONVENIENCE STORE DISTRIBUTING COMPANY, LLC,
                 CONVENIENCE STORE TRANSPORTATION COMPANY, LLC,
                     CRYSTAL FOOD MANAGEMENT SERVICES, LLC,
                             BUTTERFIELD FOODS, LLC,
                                MD PROPERTY, LLC,
                                LB PROPERTY, LLC,
                               MCN PROPERTY, LLC,
                              CSD PROPERTY, LLC and
                              FLORAL PROPERTY, LLC,


                             as Existing Guarantors,

                            A. L. ROSS & SONS, INC.,

                         as an Additional Guarantor, and

                 STATE STREET BANK AND TRUST COMPANY, as Trustee

                                   ----------

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of June 22, 2000

                                  $150,000,000

                    8-7/8% Senior Subordinated Notes due 2007


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         THIRD SUPPLEMENTAL INDENTURE, dated as of June 22, 2000, among Marsh
Supermarkets, Inc., an Indiana corporation (the "Company"), Marsh Drugs, Inc., an Indiana corporation, Marsh Village Pantries, Inc., an Indiana corporation, Mundy Realty, Inc., an Indiana corporation, Mar Properties, Inc., an Indiana corporation, Marlease, Inc., an Indiana corporation, Marsh International, Inc., an Indiana corporation, Marsh Cultural Group, Inc., an Indiana corporation, Limited Holdings, Inc., an Indiana corporation, Convenience Store Distributing Company, an Ohio partnership, Marsh P.Q., Inc., an Indiana corporation, Temporary Services, Inc.,, an Indiana corporation, North Marion Development Corporation, an Indiana corporation, Contract Transport, Inc., an Indiana corporation, Crystal Food Services, LLC, an Indiana limited liability company, LoBill Foods, LLC, an Indiana limited liability company, Contract Transport, LLC, an Indiana limited liability company, Marsh Supermarkets, LLC, an Indiana limited liability company, Village Pantry, LLC, an Indiana limited liability company, Marsh Drugs, LLC, an Indiana limited liability company, Trademark Holdings, Inc., a Delaware corporation, and Marsh Clearing House, LLC, an Indiana limited liability company, Convenience Store Distributing Company, LLC, an Indiana limited liability company, Convenience Store Transportation Company, LLC, an Indiana limited liability company, Crystal Food Management Services, LLC, an Indiana limited liability company and Butterfield Foods, LLC, an Indiana limited liability company, Pantry Property, LLC, an Indiana limited liability company, MS Property, LLC, an Indiana limited liability company, CF Property, LLC, an Indiana limited liability company, MD Property, LLC, an Indiana limited liability company, LB Property, LLC, an Indiana limited liability company, McNamara, LLC, an Indiana limited liability company, MCN Property, LLC, an Indiana limited liability company, BF Property, LLC, an Indiana limited liability company, CSD Property, LLC, an Indiana limited liability company, and Floral Property, LLC, an Indiana limited liability company (collectively, the "Existing Guarantors"); A. L. Ross & Sons, Inc. (the "Additional Guarantor", and with the "Existing Guarantors", the "Guarantors"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").

         WHEREAS, the Company and the certain guarantors executed and delivered to the Trustee the Indenture dated August 5, 1997 (the "Original Indenture") among the Company, the Guarantors named therein and the Trustee; and

         WHEREAS, the Company and certain guarantors executed and delivered to the Trustee the First Supplemental Indenture dated December 31, 1997 (the "First Supplemental Indenture");

         WHEREAS, the Company and the Existing Guarantors executed and delivered to the Trustee the Second Supplemental Indenture dated January 29, 2000 (the "Second Supplemental Indenture"; the Original Indenture as amended by the First Supplemental Indenture and the Second Supplemental Indenure, the "Indenture"); each capitalized terms used herein which is not defined in this Third Supplemental Indenture shall have the meanings given to them in the Indenture);

        WHEREAS, the Additional Guarantor has become a Restricted Subsidiary since the date of the Indenture as supplemented;

        WHEREAS, the Additional Guarantor desires to become a Guarantor under the Indenture, as amended and supplemented hereby;


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        WHEREAS, the addition of the Additional Guarantor under the Indenture will not adversely affect the interest of the Holders;

        WHEREAS, the provisions of Section 1014 of the Indenture is ambiguous and unclear and the Company and the Guarantors desire to correct such ambiguity;

        WHEREAS, the provisions of Section 901 of the Indenture permit the Indenture to be amended without the consent of the holders of the Securities under certain circumstances, including the curing of an ambiguity;

        WHEREAS, neither the addition of aditional guarantors nor the correction of the ambiguity in Section 1014 will adversely affect the interest of the Holders;

        WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Existing Guarantors, the Additional Guarantor and the Trustee have been done;

        NOW THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantor agree with the Trustee as follows:

                                   ARTICLE ONE
                             AMENDMENT TO INDENTURE

Section 101. Amendment of Section 1014.

        Section 1014(b) is deleted in its entirety and replaced with a new
Section 1014(b) as follows:

                (b) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Securities, on the same terms as the guarantee of such Indebtedness or
        (ii) such Restricted Subsidiary has theretofore delivered such a Guarantee, except that (A) such guarantee need not be secured unless required pursuant to Section 1011 hereof, (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's Guarantee of the Securities to the same extent as such Senior Indebtedness is senior to the Securities and (C) if such Indebtedness is by its terms expressly subordinated to the Securities any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.



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                                   ARTICLE TWO
                              ADDITIONAL COVENANTS

Section 201. Additional Covenants.

        In addition to, and not in substitution of, the covenants currently in the Indenture, each of the Guarantors covenants to the Trustee for the benefit of the Holders as follows:

        (a) At any time after all or any part of the Indenture Obligations have become due and payable (by acceleration or otherwise), the Trustee and each Holder may, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Indenture Obligations (a) any indebtedness due or to become due from from such Holder or Trustee, as the case may be, to any of the Guarantors, and (b) any moneys, credits or other property belonging to any of the Guarantors held by or coming into the possession of such Holder or the Trustee.

        (b) Each Guarantor agrees that any and all claims of such Guarantor against the Company, or against any of its properties, shall be subordinate and subject in right of payment to the prior payment of the Indenture Obligations. Notwithstanding any right of a Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights of the Holders and the Trustee in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose any such lien or security interest, whether by judicial action or otherwise, unless and until all of the Indenture Obligations shall have been fully paid and satisfied. If all or any part of the assets of the Company, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Company, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Company is dissolved, or if substantially all of the assets of the Company are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Company to any Guarantor shall be paid or delivered directly to the Trustee for application on the Indenture Obligations due or to become due until such shall have first been fully paid and satisfied. Each Guarantor irrevocably authorizes and empowers the Trustee to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Guarantor such proofs of claim and take such other action, in the Trustee's own name or in the name of such Guarantor or otherwise, as the Trustee may deem necessary or advisable for the enforcement of the Guarantee. The Trustee may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Indenture Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by a Guarantor upon or with respect to any Indebtedness of the Company to such Guarantor prior to the satisfaction of all of the Indenture Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders and shall forthwith deliver the same to the Trustee, for the benefit of the Holders, in precisely the form received (except for the endorsement or assignment or such Guarantor



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where necessary), for application to any of the Indenture Obligations, and until so delivered, the same shall be held in trust by such Guarantor as the property of the Holders. If a Guarantor fails to make any such endorsement or assignment to the Trustee, the Trustee is hereby irrevocably authorized to make the same. Each Guarantor agrees that until the Indenture Obligations have been paid in full and satisfied, such Guarantor will not assign or transfer to any Person any claim that such Guarantor has or may have against the Company.

                                  ARTICLE THREE
                        DELIVERY OF ADDITIONAL GUARANTEE

Section 301. Execution of Guaranty.

        Simultaneously with the execution and delivery of this Third Supplemental Indenture, the Additional Guarantor shall execute and deliver to the Trustee a Guarantee in the form described in Section 205 of the Indenture.

Section 302. Additional Guarantor is Guarantor Under Indenture and Securities.

        The Additional Guarantor hereby expressly assumes each of the obligations of a Guarantor, and upon execution of the Guarantee described above and this Third Supplemental Indenture, the defined term "Guarantor" in the Indenture shall include the Additional Guarantor and the defined term "Guarantee" in the Indenture shall include the guarantee executed pursuant to
Section 301 of this Third Supplemental Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

Section 401. Counterpart Originals.

        The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 402. Governing Law.

        THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 403. Effectiveness.

        The provisions of this Third Supplemental Indenture will take effect immediately upon its execution and delivery to the Trustee.

      [remainder of page intentionally left blank; signature pages follow]


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        IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, all as of the date and year first written above.

                                    MARSH SUPERMARKETS, INC.
                                    MARSH DRUGS, INC.
                                    MUNDY REALTY, INC.
                                    MAR PROPERTIES, INC.
                                    MARLEASE, INC.
                                    MARSH INTERNATIONAL, INC.
                                    MARSH CULTURAL GROUP, INC.
                                    LIMITED HOLDINGS, INC.
                                    MARSH P.Q., INC.
                                    TEMPORARY SERVICES, INC.
                                    NORTH MARION DEVELOPMENT
                                      CORPORATION
                                    CONTRACT TRANSPORT, INC.
                                    TRADEMARK HOLDINGS, INC.

                                    By: /s/ Douglas W. Dougherty
                                        ----------------------------------------
                                        Name:  Douglas  W. Dougherty
                                        Title: Senior Vice President

                                    CRYSTAL FOOD SERVICES, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    LOBILL FOODS, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    CONTRACT TRANSPORT, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    MARSH SUPERMARKETS, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    VILLAGE PANTRY, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    MARSH DRUGS, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer


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                                    MARSH CLEARINGHOUSE, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    CONVENIENCE STORE DISTRIBUTING COMPANY, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    CONVENIENCE STORE TRANSPORTATION
                                    COMPANY, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    McNAMARA, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                    BUTTERFIELD FOODS, LLC
                                    By: Marsh Supermarkets, Inc., its
                                        Chief Operating Officer

                                        By: /s/ Douglas W. Dougherty
                                            ------------------------------------
                                            Douglas W. Dougherty
                                            Senior Vice President

                                    PANTRY PROPERTY, LLC
                                    By: VILLAGE PANTRY, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    MS PROPERTY, LLC
                                    By: MARSH SUPERMARKETS, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    CF PROPERTY, LLC
                                    By: CRYSTAL FOOD SERVICES, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    MD PROPERTY, LLC
                                    By: MARSH DRUGS, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer


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                                    LB PROPERTY, LLC
                                    By: LOBILL FOODS, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    MCN PROPERTY, LLC
                                    By: McNAMARA, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    BF PROPERTY, LLC
                                    By: BUTTERFIELD FOODS, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    CSD PROPERTY, LLC
                                    By: CONVENIENCE STORE DISTRIBUTING
                                        COMPANY, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer

                                    FLORAL PROPERTY, LLC
                                    By: MARSH SUPERMARKETS, LLC
                                        By: Marsh Supermarkets, Inc., its
                                            Chief Operating Officer
                                            By: /s/ Douglas W. Dougherty
                                                --------------------------------
                                                Name:  Douglas W. Dougherty
                                                Title: Senior Vice President

                                    MARSH VILLAGE PANTRIES, INC.

                                    By: /s/ Douglas W. Dougherty
                                        ----------------------------------------
                                        Name:  Douglas W. Dougherty
                                        Title: Senior Vice President

                                    CONVENIENCE STORE DISTRIBUTING COMPANY

                                    By: Marsh Village Pantries, Inc., its
                                        General Partner

                                        By: /s/ Douglas W. Dougherty
                                            ------------------------------------
                                            Name:  Douglas W. Dougherty
                                            Title: Senior Vice President

Attest: /s/ P. Lawrence Butt
        --------------------------------
          P. Lawrence Butt, Secretary
          Marsh Supermarkets, Inc.
          Marsh Drugs, Inc.
          Marsh Village Pantries, Inc.
          Mundy Realty, Inc.


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          Mar Properties, Inc.
          Marlease, Inc.
          Marsh International, Inc.
          Marsh Cultural Group, Inc.
          Limited Holdings, Inc.
          Marsh Village Pantries, Inc., as
               general partner of Convenience
               Store Distributing Company
          Marsh P.Q., Inc.
          Temporary Services, Inc.
          North Marion Development Corporation
          Contract Transport, Inc.
          Marsh Supermarkets, Inc.,
               as Chief Operating Officer of
               Crystal Food Services, LLC
               LoBill Foods, LLC
               Contract Transport, LLC
               Marsh Supermarkets, LLC
               Village Pantry, LLC
               Marsh Drugs, LLC
               Marsh Clearing House, LLC
               Convenience Store Distributing Company, LLC
               Convenience Store Transportation Company, LLC
               Crystal Food Management Services, LLC
               Butterfield Foods, LLC
               McNamara, LLC

Attest:  /s/ P. Lawrence Butt
         --------------------------------------
         P. Lawrence Butt, Assistant Secretary
         Trademark Holdings, Inc.

                                             A. L. ROSS & SONS, INC.

                                             By: /s/ Donald A. Ross
                                                 -------------------------------
                                                 Donald A. Ross, President
                                                 Chief Executive Officer

Attest:  /s/ Trula A. Ross
         --------------------------------------
         Trula A. Ross, Secretary

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By: /s/ Dennis Fisher
    -------------------------------------------
         Name: Dennis Fisher
         Title: Assistant Vice President